UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2023

ADMA BIOLOGICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36728	56-2590442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

465 State Route 17, Ramsey, New Jersey	07446
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 478-5552

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ADMA	Nasdaq Global Market

Item 1.01	Entry into a Material Definitive Agreement.

On May 1, 2023 (the “Amendment Closing Date”), ADMA Biologics, Inc. (the “Company”) entered into Amendment No. 2 (the “Amendment”) to the Credit Agreement and Guaranty, dated as of March 23, 2022, as previously amended by that certain Amendment No. 1 to the Credit Agreement and Guaranty, dated as of March 22, 2023 (the “Hayfin Credit Agreement”), with Hayfin Services LLP and the lenders identified therein (collectively, “Hayfin”).

The Amendment reduces the nominal interest expense under the Hayfin Credit Agreement by 1%, resulting in a lowered borrowing rate of SOFR + 8.50%. Included in this base rate, and consistent with the existing terms of the Hayfin Credit Agreement, the Company may elect to pay up to 2.50% of the interest in kind, with the remaining portion of the interest payable in cash. In addition, the Amendment adds a newly structured 50% waiver of the prepayment fee in connection with an acquisition of the Company or other strategic transactions, resets the prepayment fee timelines to the Amendment Closing Date and extends the expiration date for the existing delayed draw term loan in the principal amount of $25 million from June 30, 2023 to December 31, 2023.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the copy of the Amendment, which is filed as Exhibits 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

As consideration for the Amendment, the Company issued to various entities affiliated with Hayfin, on the Amendment Closing Date, warrants to purchase an aggregate of 2,391,244 shares of the Company’s common stock (the “Hayfin Warrants”). The Hayfin Warrants have an exercise price equal to $3.2619 per share, which is equal to the trailing 30-day VWAP of the Company’s common stock on the Amendment Closing Date (the “Closing Date Exercise Price”). The Hayfin Warrants have an expiration date of May 1, 2030. Hayfin represented to the Company, among other things, that it was an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act and the Company issued the Hayfin Warrant in reliance upon an exemption from registration contained in Section 4(2) under the Securities Act. The Hayfin Warrant and the shares of common stock issuable thereunder may not be offered, sold, pledged or otherwise transferred in the U.S. absent registration or an applicable exemption from the registration requirements under the Securities Act.

The foregoing summary of the Hayfin Warrants does not purport to be complete and is qualified in entirety by reference to the form of the Hayfin Warrants, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

To the extent applicable, the disclosure of the material terms and conditions of the Hayfin Warrants in Item 1.01 above is incorporated into this Item 3.02 by reference.

Item 8.01	Other Events.

On May 2, 2023, the Company issued a press release announcing its entry into the Amendment. The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 8.01 by reference.

Item 9.01	Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Form of Warrant to Purchase Common Stock
10.1	Amendment No. 2 to the Credit and Guaranty Agreement, dated as of May 1, 2023
99.1	ADMA Biologics, Inc. Press Release, dated May 2, 2023
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 2, 2023	ADMA Biologics, Inc.

	By:	/s/ Brian Lenz
		Name:	Brian Lenz
		Title:	Executive Vice President and Chief Financial Officer